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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-20731, 33-38846 and 33-49875) and the
Registration Statements on Form S-8 (Nos. 2-77316, 3327293, 33-27294, 33-40651
and 33-53403) of Kellogg Company of our report dated January 27, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 27, 2000 relating to the financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP


Battle Creek, Michigan
March 24, 2000